FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:
Lori Zimmerman Mayer
Investor Relations
610-925-2000

                         GENESIS HEALTHCARE CORPORATION
                      REPORTS FISCAL YEAR END 2004 RESULTS

o        $0.54 EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS FOR THE
         QUARTER

o        NEW HAMPSHIRE PROVIDER TAX BENEFIT RECOGNIZED

o        $148.4 MILLION OF OPERATING CASH FLOW GENERATED IN FISCAL 2004

o        $25.0 MILLION SHARE REPURCHASE PROGRAM AUTHORIZED

KENNETT SQUARE, PA -- (November 22, 2004) - Genesis HealthCare Corporation ("GHC") (NASDAQ:GHCI) today announced income from continuing operations of $10.8 million, or $0.54 per diluted share, and net income of $10.8 million, or $0.53 per diluted share, for the quarter ended September 30, 2004. For the fiscal year ended September 30, 2004, pro forma income from continuing operations was $31.4 million, or $1.57 per diluted share, which assumes the December 1, 2003 spin-off of GHC from NeighborCare, Inc. ("NCI") occurred on October 1, 2003. (See attached pro forma financial information on page 13).

Revenues for the quarter ended September 30, 2004 grew 8.5% to $400.5 million from $369.1 million in the comparable period in the prior year. For the fiscal year ended September 30, 2004, revenues grew 10.3% to $1,529.9 million from $1,386.5 million in the prior fiscal year.

EBITDA for the quarter ended September 30, 2004 was $36.7 million, compared to EBITDA of $25.9 million for the comparable period in the prior year. (See attached reconciliation on page 8). Included in EBITDA for the quarter ended September 30, 2004 was the net benefit of the recognition of the New Hampshire provider tax assessment totaling $3.5 million, or $0.11 per diluted share. EBITDA in the quarter ended September 30, 2004 was reduced by $0.4 million, or $0.01 per diluted share, for non-cash charges related to the early extinguishment of debt.

EBITDA and Adjusted EBITDA for the fiscal year ended September 30, 2004 was $125.6 million, compared to EBITDA and Adjusted EBITDA of $99.6 million and $98.4 million, respectively, for the prior fiscal year. (See attached reconciliation on page 8). EBITDA for the fiscal year ended September 30, 2004 was also positively impacted by the net benefit of the New Hampshire provider tax assessment totaling $3.5 million, or $0.11 per diluted share. EBITDA in the fiscal year ended September 30, 2004 was reduced by $1.7 million, or $0.05 per diluted share, for non-cash charges related to the early extinguishment of debt.

While the New Hampshire provider tax assessment was recognized retroactive to May 1, 2003 through September 30, 2004, the net benefit has been recorded in the quarter ended September 30, 2004. The following table details the periods to which the benefit relates:

NEW HAMPSHIRE PROVIDER TAX ASSESSMENT
($ IN MILLIONS EXCEPT EPS)

                                       FISCAL         FISCAL         FOURTH
                        TOTAL           2003           2004        QUARTER 2004
                     -----------------------------------------------------------
REVENUE                 $10.7          $ 3.1          $ 7.6          $ 1.8
                     -----------------------------------------------------------
EXPENSE                   7.2            1.8            5.4            1.4
                     -----------------------------------------------------------
EBITDA                    3.5            1.3            2.2            0.4
                     -----------------------------------------------------------
PRE TAX INCOME            3.5            1.3            2.2            0.4
                     -----------------------------------------------------------
NET INCOME                2.1            0.8            1.4            0.3
                     ===========================================================
EPS                     $0.11          $0.04          $0.07          $0.01

Note: Table may not foot mathematically due to rounding.

The current quarter results were positively impacted by approximately $2.8 million of incremental pre-tax Pennsylvania Medicaid rate adjustments that were retroactive to July 1, 2003. This benefit was partially offset by certain severance costs related to the rehabilitation services segment, an increase in the full year effective tax rate, and an increase in depreciation expense. The retroactive Pennsylvania Medicaid rate adjustments relate ratably to each of the prior five quarters.

"For the third consecutive quarter, overall results exceeded our expectations," said George V. Hager, Jr., Chairman and Chief Executive Officer. "The first year of our operational improvement plan has produced strong growth in our profit margins, despite softness in our rehabilitation services segment. While the rehabilitation business continued to suffer from therapist shortages, which were amplified during this quarter's summer vacation season, this decline was offset by the strong performance of our inpatient business."

Inpatient Services
Inpatient services net revenue of $358.8 million in the quarter ended September 30, 2004 grew from $324.8 million in the comparable period in the prior year. The growth was primarily driven by an increase in Medicare and Medicaid revenues. Medicare rates grew 11.9% to $354 per patient day for the quarter ended September 30, 2004 from $316 per patient day in the comparable period in the prior year. This increase was a result of the October 1, 2003 Medicare rate increases, as well as higher Medicare patient acuity. Medicaid rates grew approximately $12 per patient day, or 7.7%, to $163 per patient day for the quarter ended September 30, 2004 versus the comparable period in the prior year due to approximately $1.60 per patient day from the current quarter impact of the New Hampshire provider tax assessment, and the remaining $10 per patient day principally from scheduled annual Medicaid rate increases and changes in acuity.

Lastly, $8.5 million of revenue growth in the quarter ended September 30, 2004 was attributed to the consolidation of four inpatient centers previously managed by GHC, which were consolidated in financial statements earlier in the year, but are not included in the comparable period in the prior year.

The Company's progress in its margin expansion initiatives continues to benefit the inpatient services segment. Drug and medical supply costs declined by 15.3% on a per patient day basis in the quarter ended September 30, 2004 versus the comparable period in the prior year. This decrease was driven by the company's post spin-off pricing contract with NCI and improved utilization and drug management. GHC decreased agency labor costs by 30.4% on a per patient day basis. Professional (RN/LPN) agency utilization represented substantially all of this decline. This improvement was achieved while continuing a commitment to high quality care and without a significant change in overall nursing hours per patient day.

Rehabilitation Services
Rehabilitation services revenues were down slightly to $50.2 million in the quarter ended September 30, 2004 versus $51.3 million in the comparable period in the prior year. EBITDA declined to $0.9 million in the quarter ended September 30, 2004 versus $5.8 million in the comparable period in the prior year. The high demand for therapists in the quarter ended September 30, 2004, amplified by the summer vacation season, led to increased therapist rates, which continued to increase labor costs in the Company's rehabilitation services segment. The decline in EBITDA was further driven by reduced therapist efficiency in certain markets where the Company does not have significant density of external contract rehabilitation customers. The remainder of the change, approximately $2.0 million in EBITDA, was a result of modifications in pricing to the GHC inpatient services segment that became effective October 1, 2003.

Balance Sheet
GHC generated operating cash flow of $48.2 million in the quarter and $148.4 million in the fiscal year ended September 30, 2004. As a result, the Company repaid $26.2 million of debt in the quarter and has voluntarily repaid nearly $77.7 million of debt since the spin-off, including $15.0 million of debt assumed and repaid subsequent to the date of the spin-off. GHC ended the quarter with $126.1 million in cash and $403.1 million of indebtedness.

Net Days Sales Outstanding (DSO) for the fiscal year 2004 was 40 days, down from 47 days in the comparable period in the prior year.

"Our strong financial and operating performance in fiscal 2004 provides a solid foundation for continued organic growth in 2005," said James V. McKeon, Chief Financial Officer. "We will continue the focus on our operational improvement plan next year and we expect to continue to use our free cash flow to repay debt to achieve our leverage targets while investing in our facilities and information systems to promote efficiencies."

Share Repurchase Program
The Board of Directors authorized the repurchase of up to $25.0 million of the Company's common stock commencing in December 2004. Share repurchases, if any, may take place at management's discretion and/or under pre-established, non-discretionary programs from time to time, depending on market conditions, in the open market, and in privately negotiated transactions.

"At today's values, we find that buying back stock is a very attractive use of our cash and is accretive to earnings per share," said Hager. "Given our solid financial performance and positive cash flow from operations, we have sufficient cash reserves to fund our capital expenditures and the share repurchase program without impacting our leverage, financial flexibility, or our strong liquidity position."

BASIS OF PRESENTATION
The accompanying financial information through November 30, 2003 was prepared on a basis which reflects the historical financial information of GHC assuming the operations of NCI contributed in the spin-off were organized as a separate legal entity, owning certain net assets of NCI. Beginning December 1, 2003, the accompanying financial information has been prepared on a basis which reflects the net operations of GHC as a stand alone entity. The allocation methodologies followed in preparing the accompanying financial information prior to the December 1, 2003 spin-off may not necessarily reflect the results of operations, cash flows, or financial position of GHC in the future, or what the results of operations, cash flows or financial position would have been had GHC been a separate stand-alone entity for all periods presented.

DISCONTINUED OPERATIONS
GHC accounts for discontinued operations, including assets held for sale, under the provisions of Statement of Financial Accounting Standards, No. 144 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 144"). Under SFAS 144, discontinued businesses including assets held for sale are removed from the results of continuing operations and presented as a separate line on the statement of operations.

CONFERENCE CALL
Genesis HealthCare Corporation will hold a conference call at 10:00 a.m. EST on Tuesday, November 23, 2004 to discuss the results. Investors can access the conference call by phone at (888) 798-1823 or live via webcast through the GHC web site at http://www.genesishcc.com, where a replay of the call will also be posted for one year.

ABOUT GENESIS HEALTHCARE CORPORATION
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation's largest long term care providers with over 200 skilled nursing centers and assisted living residences in 12 eastern states. Genesis also supplies contract rehabilitation therapy to over 650 healthcare providers in 21 states and the District of Columbia.

Visit our website at www.genesishcc.com.

Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "target," "appears" and similar expressions. Such forward looking statements include, without limitation, the effect of the spin-off on our operations, expected reimbursement rates, including RUGs changes, agency labor utilization, voluntary debt repayments, share repurchases, provider tax assessments and increases in state Medicaid rates. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; the nature, timing and amount of provider tax assessments; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for and availability of qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; changes in interest expense; and an economic downturn or changes in the laws affecting our business in those markets in which we operate.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

                                     # # #

                           GENESIS HEALTHCARE CORPORATION
                         UNAUDITED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                THREE MONTHS ENDED
                                                                    -----------------------------------------
                                                                    SEPTEMBER 30, 2004     SEPTEMBER 30, 2003
                                                                    ------------------     ------------------
Net revenues                                                          $    400,458            $    369,145
Operating expenses:
  Salaries, wages and benefits                                             240,185                 220,429
  Other operating expenses                                                 116,050                 115,227
  Loss on early extinguishment of debt                                         439                      --
Lease expense                                                                7,128                   7,626
Depreciation and amortization expense                                       11,965                  10,076
Interest expense                                                             6,782                   4,527
                                                                      ------------            ------------
Income before income tax expense, equity in net
  income (loss) of unconsolidated affiliates and
  minority interests                                                        17,909                  11,260
Income tax expense                                                           7,435                   4,392
                                                                      ------------            ------------
Income before equity in net income (loss) of unconsolidated
  affiliates and minority interests                                         10,474                   6,868
Equity in net income (loss) of unconsolidated affiliates                       465                     (81)
Minority interests                                                            (133)                   (307)
                                                                      ------------            ------------
Income from continuing operations                                           10,806                   6,480
Loss from discontinued operations, net of taxes                                (35)                 (4,565)
                                                                      ------------            ------------
Net income                                                            $     10,771            $      1,915
                                                                      ============            ============
Per common share data:
Basic:
  Income from continuing operations                                   $       0.54
  Loss from discontinued operations                                          (0.00)
  Net income                                                          $       0.54
  Weighted average shares                                               20,002,548
Diluted:
  Income from continuing operations                                   $       0.54
  Loss from discontinued operations                                          (0.00)
  Net income                                                          $       0.53
  Weighted average shares                                               20,154,332

                           GENESIS HEALTHCARE CORPORATION
                         UNAUDITED STATEMENTS OF OPERATIONS
                  TWELVE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                  (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              TWELVE MONTHS ENDED
                                                                --------------------------------------------------
                                                                 SEPTEMBER 30, 2004             SEPTEMBER 30, 2003
                                                                -------------------             ------------------
Net revenues                                                           $1,529,892                     $1,386,486
                                                                       ----------                     ----------
Operating expenses:
  Salaries, wages and benefits                                            942,027                        850,610
  Other operating expenses                                                432,175                        409,509
  Loss (gain) on early extinguishment of debt                               1,692                         (1,123)
Lease expense                                                              28,437                         27,920
Depreciation and amortization expense                                      46,398                         38,969
Interest expense                                                           26,985                         17,014
                                                                       ----------                     ----------
Income before income tax expense, equity in net
  income of unconsolidated affiliates and
  minority interests                                                       52,178                         43,587
Income tax expense                                                         21,360                         12,556
                                                                       ----------                     ----------
Income before equity in net income of unconsolidated
  affiliates and minority interests                                        30,818                         31,031
Equity in net income of unconsolidated affiliates                           2,235                            794
Minority interests                                                           (462)                          (307)
                                                                       ----------                     ----------
Income from continuing operations                                          32,591                         31,518
Loss from discontinued operations, net of taxes                            (3,518)                       (19,630)
                                                                       ----------                     ----------
Net income                                                             $   29,073                     $   11,888
                                                                       ==========                     ==========
Pro forma per common share data (1):
Basic:
  Income from continuing operations                                    $     1.63
  Loss from discontinued operations                                         (0.18)
  Net income                                                           $     1.46
  Weighted average shares                                              19,947,177

Diluted:
  Income from continuing operations                                    $     1.63
  Loss from discontinued operations                                         (0.18)
  Net income                                                           $     1.45
  Weighted average shares                                              20,007,503

--------------------
(1) - The computation of pro forma common share data assumes that the common shares of GHC distributed on December 1, 2003 in connection with the spin-off were outstanding since October 1, 2003.

                         GENESIS HEALTHCARE CORPORATION
                       UNAUDITED STATEMENTS OF OPERATIONS
              THREE MONTHS ENDED DECEMBER 31, 2003, MARCH 31, 2004,
                      JUNE 30, 2004 AND SEPTEMBER 30, 2004
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                     THREE MONTHS ENDED
                                                        --------------------------------------------------------------------------
                                                        DECEMBER 2003         MARCH 2004          JUNE 2004         SEPTEMBER 2004
                                                        -------------        ------------       -----------         --------------
Net revenues                                             $   369,395         $   381,788        $   378,251          $   400,458
Operating expenses:
  Salaries, wages and benefits                               226,867             237,707            237,268              240,185
  Other operating expenses                                   105,554             107,481            103,090              116,050
  Loss on early extinguishment of debt                           173                 655                425                  439
Lease expense                                                  7,411               6,888              7,010                7,128
Depreciation and amortization expense                         11,588              11,489             11,356               11,965
Interest expense                                               5,821               7,528              6,854                6,782
                                                         -----------         -----------        -----------          -----------
Income before income tax expense, equity in net
  income of unconsolidated affiliates and
  minority interests                                          11,981              10,040             12,248               17,909
Income tax expense                                             4,860               4,067              4,998                7,435
                                                         -----------         -----------        -----------          -----------
Income before equity in net income of unconsolidated
  affiliates and minority interests                            7,121               5,973              7,250               10,474
Equity in net income of unconsolidated affiliates                558                 466                746                  465
Minority interests                                               (75)                (84)              (170)                (133)
                                                         -----------         -----------        -----------          -----------
Income from continuing operations                              7,604               6,355              7,826               10,806
Loss from discontinued operations, net of taxes               (1,598)               (781)            (1,104)                 (35)
                                                         -----------         -----------        -----------          -----------
Net income                                               $     6,006         $     5,574        $     6,722          $    10,771
                                                         ===========         ===========        ===========          ===========


Per common share data (1):
Basic:
  Income from continuing operations                      $      0.38         $      0.32        $      0.39          $      0.54
  Loss from discontinued operations                            (0.08)              (0.04)             (0.06)               (0.00)
  Net income                                             $      0.30         $      0.28        $      0.34          $      0.54
  Weighted average shares                                 19,898,150          19,923,669         19,963,778           20,002,548

Diluted:
  Income from continuing operations                      $      0.38         $      0.32        $      0.39          $      0.54
  Loss from discontinued operations                            (0.08)              (0.04)             (0.06)               (0.00)
  Net income                                             $      0.30         $      0.28        $      0.34          $      0.53
  Weighted average shares                                 19,910,300          19,968,492         20,031,427           20,154,332

--------------------
(1) - The computation of common share data in the three months ended December 31, 2003 was prepared on a pro forma basis assuming that the common shares of GHC distributed on December 1, 2003 in connection with the spin-off were outstanding since October 1, 2003.

                    GENESIS HEALTHCARE CORPORATION
      RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
                            (IN THOUSANDS)

                                                                    THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                                --------------------------      --------------------------
                                                                 2004               2003          2004              2003
                                                                --------           -------      --------          --------
Net income                                                      $ 10,771           $ 1,915      $ 29,073          $ 11,888
Add back:
  Loss from discontinued operations, net of taxes                     35             4,565         3,518            19,630
  Equity in net (income) loss of unconsolidated affiliates          (465)               81        (2,235)             (794)
  Minority interests                                                 133               307           462               307
  Income tax expense                                               7,435             4,392        21,360            12,556
  Interest expense                                                 6,782             4,527        26,985            17,014
  Depreciation and amortization expense                           11,965            10,076        46,398            38,969
                                                                --------          --------     ---------          --------
EBITDA                                                          $ 36,656          $ 25,863     $ 125,561          $ 99,570
  Gain on early extinguishment of debt (1)                            --                --            --            (1,123)
                                                                --------          --------     ---------          --------
Adjusted EBITDA                                                 $ 36,656          $ 25,863     $ 125,561          $ 98,447
                                                                ========          ========     =========          ========

-------------------
(1) - The gain on early extinguishment of debt recognized in the twelve months ended September 30, 2003 is the result of a negotiated discount on a mortgage loan liquidated by us at the request of the mortgage lender. We excluded this gain from the calculation of Adjusted EBITDA because management does not view such a gain as likely to occur in the foreseeable future, nor have we encountered a similar transaction in recent years. While we often may be interested in extinguishing certain of our mortgage loans by refinancing such loans with senior credit facility borrowings at more favorable rates of interest, because most of these mortgage loans require expensive prepayment penalties, it is often not economically feasible for us to do so. To have a mortgage lender approach GHC to extinguish mortgage debt so that we are able to negotiate favorable extinguishment terms is deemed by management to be an unusual event that is reasonably unlikely to occur within the next two years. The loss on early extinguishment of debt recognized in the three and twelve month periods ended September 30, 2004 are the result of the early extinguishment of mortgage loans and senior credit facility debt, and principally consists of the write-off of unamortized deferred financing fees. We did not exclude these aggregate losses from the calculation of Adjusted EBITDA because GHC has recognized similar losses in recent years and believes it is likely that similar losses will be recognized within the next two years.

                  GENESIS HEALTHCARE CORPORATION
                UNAUDITED CONDENSED BALANCE SHEETS
                          (IN THOUSANDS)

                                                             SEPTEMBER 30, 2004         JUNE 30, 2004
                                                             ------------------         -------------
Assets:
Current assets:
  Cash and equivalents                                            $  126,071              $  115,144
  Restricted investments in marketable securities                     29,887                  30,820
  Accounts receivable, net                                           164,622                 175,732
  Prepaid expenses and other current assets                           33,526                  31,193
  Assets held for sale                                                 6,267                   2,988
                                                                  ----------              ----------
    Total current assets                                             360,373                 355,877
                                                                  ----------              ----------
Property and equipment, net                                          695,511                 697,943
Assets held for sale                                                   2,511                   8,724
Restricted investments in marketable securities                       65,121                  65,345
Other long-term assets                                               111,704                 106,316
Identifiable intangible assets, net                                    1,722                   1,928
Goodwill                                                               7,433                   7,116
                                                                  ----------              ----------
    Total assets                                                  $1,244,375              $1,243,249
                                                                  ==========              ==========

Liabilities and Shareholders' Equity:
Current liabilities:
  Current installments of long-term debt                          $   27,230              $    4,361
  Accounts payable and accrued expenses                              150,873                 140,135
  Current portion of self-insurance liability reserves                29,887                  30,820
                                                                  ----------              ----------
    Total current liabilities                                        207,990                 175,316
                                                                  ----------              ----------
Long-term debt                                                       375,841                 425,581
Deferred income taxes                                                     --                  13,496
Self-insurance liability reserves                                     62,920                  64,800
Other long-term liabilities                                           28,858                  28,598

Total shareholders' equity                                           568,766                 535,458
                                                                  ----------              ----------
    Total liabilities and shareholders' equity                    $1,244,375              $1,243,249
                                                                  ==========              ==========

                         GENESIS HEALTHCARE CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                 (IN THOUSANDS)

                                                                                              THREE MONTHS ENDED
                                                                                 ----------------------------------------------
                                                                                 SEPTEMBER 30, 2004          SEPTEMBER 30, 2003
                                                                                 ------------------          ------------------
Cash flows from operating activities:
  Net income                                                                         $  10,771                   $   1,915
  Net charges included in operations not requiring funds                                29,298                      18,025
  Changes in assets and liabilities:
    Accounts receivable                                                                  5,839                      (8,974)
    Accounts payable and accrued expenses                                                9,229                      10,619
    Other, net                                                                          (6,906)                      3,351
                                                                                     ---------                   ---------
  Total adjustments                                                                     37,460                      23,021
                                                                                     ---------                   ---------
  Net cash provided by operating activities                                             48,231                      24,936
                                                                                     ---------                   ---------


Cash flows from investing activities:
  Capital expenditures                                                                 (10,153)                     (5,456)
  Net sales of restricted marketable securities                                            964                       3,190
  Purchase of eldercare centers and lease amendments                                       335                      (5,325)
  Proceeds from sale of eldercare assets                                                 2,883                        (854)
  Other, net                                                                            (5,106)                     (6,928)
                                                                                     ---------                   ---------
  Net cash used in investing activities                                                (11,077)                    (15,373)
                                                                                     ---------                   ---------

Cash flows from financing activities:

  Repayment of long-term debt and payment of sinking fund requirements                 (26,227)                     (8,976)
  Net transactions with NCI, prior to the spin-off                                          --                       3,329
                                                                                     ---------                   ---------
  Net cash used in financing activities                                                (26,227)                     (5,647)
                                                                                     ---------                   ---------

Net increase in cash and equivalents                                                 $  10,927                   $   3,916
Cash and equivalents:
  Beginning of period                                                                  115,144                       4,875
                                                                                     ---------                   ---------
  End of period                                                                      $ 126,071                   $   8,791
                                                                                     =========                   =========

                                 GENESIS HEALTHCARE CORPORATION
                          UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                        TWELVE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                         (IN THOUSANDS)

                                                                                                   TWELVE MONTHS ENDED
                                                                                    -----------------------------------------------
                                                                                     SEPTEMBER 30, 2004          SEPTEMBER 30, 2003
                                                                                    -------------------          -------------------
Cash flows from operating activities:
  Net income                                                                              $  29,073                    $ 11,888
  Net charges included in operations not requiring funds                                     88,779                      66,451
  Changes in assets and liabilities:
    Accounts receivable                                                                       4,477                     (10,121)
    Accounts payable and accrued expenses                                                    29,948                      (3,296)
    Other, net                                                                               (3,881)                      3,750
                                                                                          ---------                     -------
  Total adjustments                                                                         119,323                      56,784
                                                                                          ---------                     -------
  Net cash provided by operating activities                                                 148,396                      68,672
                                                                                          ---------                     -------

Cash flows from investing activities:
  Capital expenditures                                                                      (31,183)                    (30,472)
  Net purchases of restricted marketable securities                                          (5,297)                     (4,183)
  Purchase of eldercare centers and lease amendments                                        (48,641)                     (5,325)
  Purchase of rehabilitation services business                                                   --                      (5,923)
  Proceeds from sale of eldercare assets                                                     17,956                      55,123
  Other, net                                                                                 (2,535)                      3,684
                                                                                          ---------                     -------
  Net cash (used in) provided by investing activities                                       (69,700)                     12,904
                                                                                          ---------                     -------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                                  410,000                          --
  Repayment of long-term debt and payment of sinking fund requirements                     (306,531)                    (60,244)
  Debt issuance costs                                                                        (9,337)                         --
  Net transactions with NCI, prior to the spin-off                                          (55,548)                    (19,961)
                                                                                          ---------                     -------
  Net cash provided by (used in) financing activities (1)                                    38,584                     (80,205)
                                                                                          ---------                     -------

Net increase in cash and equivalents                                                        117,280                     $ 1,371
Cash and equivalents:
  Beginning of period                                                                         8,791                       7,420
                                                                                          ---------                     -------
  End of period                                                                           $ 126,071                     $ 8,791
                                                                                          =========                     =======



--------------------
(1) - Net cash provided by financing activities includes approximately $400.7 million of net proceeds received in connection with the issuance of GHC's new financing arrangements, offset by the use of $218.5 million to repay indebtedness of NCI allocated to GHC, $88.0 million of other debt repayments and $55.5 million of cash transferred to NCI in connection with the spin-off.

                     GENESIS HEALTHCARE CORPORATION
                    FINANCIAL HIGHLIGHTS (UNAUDITED)

                                                      THREE MONTHS ENDED                            TWELVE MONTHS ENDED
                                          -----------------------------------------     -------------------------------------------
SEGMENT DATA (DOLLARS IN THOUSANDS)       SEPTEMBER 30, 2004     SEPTEMBER 30, 2003      SEPTEMBER 30, 2004      SEPTEMBER 30, 2003
                                          ------------------     ------------------     -------------------      ------------------
INPATIENT SERVICES
Revenue (1)                                    $  358,783             $  324,842             $1,365,502               $1,216,557
EBITDA - $ (1)                                     51,326                 34,652                172,591                  120,559
EBITDA - %                                          14.3%                  10.7%                  12.6%                     9.9%
REHABILITATION THERAPY SERVICES
  (including intersegment amounts)
Revenue (1)                                    $   50,169             $   51,309             $  197,078               $  202,521
EBITDA - $ (1)                                        908                  5,837                 14,193                   30,991
EBITDA - %                                           1.8%                  11.4%                   7.2%                    15.3%

                                                     THREE MONTHS ENDED                            TWELVE MONTHS ENDED
                                          -----------------------------------------     -------------------------------------------
SELECTED OPERATING STATISTICS             SEPTEMBER 30, 2004     SEPTEMBER 30, 2003      SEPTEMBER 30, 2004      SEPTEMBER 30, 2003
                                          ------------------     ------------------     -------------------      ------------------
Occupancy - Licensed Beds                           90.4%                  91.4%                  90.8%                    90.9%

Patient Days:
  Private and other                               330,772                331,532              1,324,255                1,294,183
  Medicare                                        259,155                267,645              1,059,971                1,025,348
  Medicaid                                      1,111,812              1,076,775              4,364,200                4,127,525
                                               ----------             ----------             ----------               ----------
  Total Days                                    1,701,739              1,675,952              6,748,426                6,447,056
                                               ==========             ==========             ==========               ==========

Per Diems (2):
  Private and other                            $   203.18             $   202.66             $   202.56               $   202.26
  Medicare                                         354.11                 316.37                 350.04                   314.07
  Medicaid                                         163.09                 151.37                 160.35                   148.32

Nursing labor costs per patient day:
  Employed labor                               $    78.95             $    71.61             $    77.63               $    71.74
  Agency labor                                       4.32                   6.21                   4.47                     6.18
                                               ----------             ----------             ----------               ----------
  Total                                        $    83.27             $    77.82             $    82.10               $    77.92
                                               ==========             ==========             ==========               ==========

Inpatient Licensed Beds (end of period)
 Owned
    - Skilled Nursing                              15,263
    - Assisted Living                                 877
                                               ----------
    Total Owned                                    16,140

 Leased
    - Skilled Nursing                               4,083
    - Assisted Living                                 557
                                               ----------
    Total Leased                                    4,640
                                               ----------
 Total Owned and Leased (Consolidated)             20,780
                                               ==========

 Jointly Owned
    - Skilled Nursing                               2,117
    - Assisted Living                                 656

 Managed
    - Skilled Nursing                               2,427
    - Assisted Living                                 603
    - Transitional Care Units                         331
                                               ----------
 Total Jointly Owned and Managed-
   (Unconsolidated)                                 6,134
                                               ==========


--------------------
(1) - The revenue and EBITDA of our operating segments was impacted in the three and twelve months ended September 30, 2004 by a $2.0 million and $7.9 million reduction, respectively, in the pricing extended by our rehabilitation therapy services segment to our inpatient services segment.

(2) - Medicaid per diems exclude any retroactive rate increases or adjustments that do not relate to the period presented.

                         GENESIS HEALTHCARE CORPORATION
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statement presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" in GHC's annual report on Form 10-K filed on February 4, 2004.

The following unaudited pro forma condensed statement of operations for the twelve months ended September 30, 2004 is presented as if the spin-off of GHC occurred on October 1, 2003.

The unaudited pro forma condensed financial statement is presented for informational purposes only and is not necessarily indicative of what our financial position and results of operations actually would have been for the period presented if the spin-off occurred on October 1, 2003, nor does such financial statement purport to represent the results of future periods. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable and are described in the notes accompanying the unaudited pro forma condensed financial statement. No changes in operating revenues and expenses have been made to reflect the results of any modifications to operations that might have been made had the spin-off of GHC been completed on the aforesaid effective date for purposes of the pro forma results.

                         GENESIS HEALTHCARE CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30, 2004
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             HISTORICAL                     PRO FORMA
                                                           ----------------  ----------------------------------------
                                                                 GHC              ADJUSTMENTS              GHC
                                                           ----------------  ------------------   -------------------

 Net revenues                                                   $1,529,892         $     --              $ 1,529,892

 Expenses:
       Operating expenses                                        1,375,894               --                1,375,894
       Lease expense                                                28,437               --                   28,437
       Depreciation and amortization expense                        46,398               88 (1)               46,486
       Interest expense                                             26,985            1,864 (2)               28,849
                                                           ----------------  ---------------      -------------------


 Income before income tax expense
   equity in net income of unconsolidated
   affiliates and minority interests                                52,178           (1,952)                  50,226

 Income tax expense                                                 21,360             (773)(3)               20,587
                                                           ----------------  ---------------      -------------------

 Income before equity in net income
   of unconsolidated affiliates and minority
   interests                                                        30,818           (1,179)                  29,639

 Equity in net income of unconsolidated affiliates                   2,235               --                    2,235

 Minority interests                                                   (462)              --                     (462)

                                                           ----------------  ---------------      -------------------
 Income from continuing operations                                $ 32,591         $ (1,179)                $ 31,412
                                                           ================  ===============      ===================



 Per common share data:
       Basic:
         Income from continuing operations                          $ 1.63                                    $ 1.57
         Weighted average shares                                19,947,177                                19,947,177

       Diluted:
         Income from continuing operations                          $ 1.63                                    $ 1.57
         Weighted average shares                                20,007,503                                20,007,503

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                         GENESIS HEALTHCARE CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

GENERAL NOTE:

         The unaudited pro forma condensed statement of operations reflects all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations for the twelve months ended September 30, 2004, assuming the spin-off occurred on October 1, 2003.

(1) Represents the amortization of estimated deferred financing fees and expenses related to our new financing arrangements offset by reduced historical amortization of deferred financing fees written-off following the repayment of the existing indebtedness.

                                                        TWELVE
                                                      MONTHS ENDED
                                                     SEPTEMBER 30,
                                                         2004
                                                     --------------
                                                     (IN THOUSANDS)
         Historical financing fee amortization               $ (54)
         New financing fee amortization                        142
                                                     --------------
                                                             $  88
                                                     ==============

(2) Reflects the increase in estimated interest expense for the months of October and November 2003 based upon the incurrence of incremental debt following the spin-off and an estimated weighted borrowing average rate of 6.8% following the spin-off.

         Debt service under our new senior credit facility is based upon a variable interest rate that may fluctuate due to market conditions and / or our operating performance. A variance of 1/8% in variable rates of interest would change interest expense by approximately $218 thousand for the twelve months ended September 30, 2004.

(3) Income tax expense is reported at an estimated effective tax rate of 39.6%.